EXHIBIT 99.6

Infor Announces Intent to Acquire MAPICS

Dear MAPICS Employees,

These are exciting times! Infor Global Solutions has announced a definitive agreement to acquire MAPICS. Infor is a privately held, Alpharetta based global provider of enterprise business solutions to the manufacturing and distribution industries. Infor’s acquisition of MAPICS results in one of the largest global providers exclusively focused on delivering world class ERP and Supply Chain solutions to the manufacturing and distribution industries. The combined company will have over 17,500 customers on maintenance in over 70 countries.

The acquisition of MAPICS is consistent with Infor’s strategy of assembling high quality brands with deep vertical expertise. MAPICS’ 4,500 customers and team of dedicated employees and partners with deep industry expertise will strengthen Infor’s position as a leading enterprise software provider to manufacturers and distributors globally. The combined company will provide expanded products and solutions to existing and new customers driving growth and increased market share. In addition to the opportunities this creates for both companies, we expect many of you have questions about our long-term strategy and the possible impact on our employees.

Although we have signed a definitive agreement, it could take 90-120 days to receive the required regulatory and shareholder approvals. We plan on taking advantage of this time by jointly developing a detailed integration plan, combined organizational structure and a 36-month technology roadmap. In the meantime, we ask all of you to remain focused on completing current projects and serving our customers at the high standards they have come to expect.

The attached document is intended to answer as many of your questions as possible. We realize there are many more questions to be answered than those outlined in the attachment, however, MAPICS and Infor are still separate entities, which precludes us from answering many of your questions until the acquisition is finalized. Your patience is greatly appreciated and we will make every attempt to answer all of your questions in a timely manner.

Although some answers are not known, the one answer that applies to many of your questions is; CONTINUE OPERATING THE BUSINESS AS USUAL. Until the acquisition is completed, we must continue to be successful as separate companies following the same plans and procedures we are each accustomed to.

Our new company will be one of the largest and fastest growing providers of ERP and Supply Chain solutions in the world, providing us with a tremendous opportunity for long term success. However, we must all remain focused on achieving our individual goals and objectives this quarter in order to make this opportunity a reality.

Sincerely,

Dick Cook	Jim Schaper
President & CEO	Chairman & CEO
MAPICS, Inc.	Infor Global Solutions

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Infor Announces Intent to Acquire MAPICS

Table of Contents

Questions and Answers	3
General	3
What is being announced?	3
Why is Infor acquiring MAPICS?	3
What are the benefits of combining MAPICS with Infor?	3
How will the transaction be financially structured and when will it be finalized?	3
What happens between the announcement of the acquisition and its completion?	4
How will the transition activities be driven?	4
Key Messages	4
What are the key messages for corporate stakeholders?	4
What are the key messages for employees?	4
What are the key messages for customers?	4
What are the key messages for affiliates?	5
What are the key messages for technology partners	5
Corporate	5
What will the company name be?	5
Tell me about Infor:	5
Tell me about MAPICS:	6
Where is Infor’s corporate headquarters?	6
How will MAPICS be integrated into the Infor operation?	6
Solutions	6
What will happen with MAPICS and Infor product lines and solutions?	6
Customers	7
What is the primary benefit to both companies’ customers of the proposed combination?	7
What will be the customer support strategy going forward?	7
Will MAPICS’ MPower User Conference still be held in May 2005?	7
Sales	7
Do Infor and MAPICS compete with each other?	7
Will MAPICS and Infor market individually as far as PR, websites, brochures, etc until the acquisition is complete?	7
How will this event affect MAPICS Affiliates & Partners?	8
Human Resources	8
Will Infor reduce the headcount of MAPICS or Infor?	8
How can I help?	8
How can I learn more?	8
Will there be relocations for MAPICS employees?	8
Will there be any changes to the locations of MAPICS or Infor?	8
How might this event affect me? (Career, current job, opportunities)	8
How does this event affect my ability to exercise my stock options?	9
How does this affect my ability to buy shares of stock between now and announcement of acquisition completion?	9
Will my manager change?	9
Will my benefits change?	9
What will happen to my contributions to the Employee Stock Purchase Plan?	10
What do we tell our customers and the press?	10
Who do I contact with questions?	10

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Infor Announces Intent to Acquire MAPICS

Questions and Answers

The following information addresses questions that might be raised as a result of our recent announcement. You should go to your manager with any additional questions you have and review news postings that will be made to MAPICS Insight. MAPICS employees may send an email to sandy.hofmann@mapics.com.

Should you receive any external calls requesting comment, whether from the media or others, please ensure that you forward these calls to Sandy Hofmann at 678-319-8976 or sandy.hofmann@mapics.com.

General

What is being announced?

On Thursday, January 27, 2005, MAPICS and Infor issued a press release announcing that they have signed an agreement where Infor will acquire MAPICS to become one of the largest ERP and Supply Chain solution providers in the world focused exclusively on the manufacturing and distribution industries. The combined company will have over 17,500 customers in over 70 countries.

Why is Infor acquiring MAPICS?

The acquisition of MAPICS is consistent with Infor’s strategy of assembling high quality brands and professionals with deep industry expertise. MAPICS’ 4,500 customers and team of dedicated employees and affiliates will strengthen Infor’s position as a leading enterprise software provider to manufacturers and distributors globally. The combined company will provide expanded products and solutions to existing and new customers driving growth and increased market share.

MAPICS’ strengths, combined with Infor’s vertical expertise, global scale and financial backing, will establish Infor as a top tier enterprise software provider and enable us to provide our customers with a path for continuous improvement and growth.

What are the benefits of combining MAPICS with Infor?

The benefits of combining our companies are many. By adding MAPICS’ customer base, proven solutions, and scale to Infor’s existing capabilities, we will establish our company as a top tier provider of ERP and supply chain management solutions globally.

Infor’s customers will benefit from an expanded solution set and additional domain expertise while customers of MAPICS will benefit from increased product diversity, additional product investments and improved global reach. Employees of both companies will benefit from increased opportunities created by the expansion and growth that will result from this combination.

How will the transaction be financially structured and when will it be finalized?

Infor will pay cash to MAPICS shareholders to purchase all of the shares of MAPICS stock. Since MAPICS is a publicly traded company listed on the NASDAQ National Market and subject to SEC Guidelines, details of the acquisition may be found in the press release and other public filings with the SEC. Under the terms of the agreement, Infor will pay $12.75 per share to the MAPICS

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Infor Announces Intent to Acquire MAPICS

shareholders. The plan has received unanimous approval from the Board of Directors and Special Committee of MAPICS as well as the Board of Directors and shareholders of Infor. The offer now awaits regulatory approval and a shareholder vote before being finalized. By purchasing all of the shares of MAPICS, on completion of the acquisition, MAPICS will no longer be a public company and the combined company will be private.

The acquisition is expected to be finalized within 120 days.

What happens between the announcement of the acquisition and its completion?

Business as usual. During the period between announcement and completion, both companies will continue to sell and market their products to their existing customers and prospects, as independent companies. MAPICS and Infor will be working together to build a detailed integration plan, combined organization structure, and 36-month product roadmap. However, few changes in operations will occur and both businesses will continue to operate as separate entities until after the acquisition closes.

How will the transition activities be driven?

There will be a Transition Team comprised of management from both companies. Additionally, individuals from both companies may be brought in from time to time on a project basis. This team will update the two companies regularly, but if you have urgent questions, please direct them to your immediate manager.

Key Messages

What are the key messages for corporate stakeholders?

Key messages for all company stakeholders are:

•	Infor’s vision is to drive global leadership in the manufacturing and distribution industries by assembling enterprise class solutions with best-of-breed functionality and professionals with deep vertical expertise.

•	Infor’s solutions address the essential challenges our customers face in supply chain planning, relationship management, demand management, ERP, warehouse management, marketing-driven distribution and business intelligence.

What are the key messages for employees?

Key messages for employees worldwide are:

•	With this acquisition Infor will have over 17,500 customers in 70 countries and 2,400 employees.

•	The new company will be one of the largest providers of integrated ERP and supply chain management solutions globally.

•	Our combined customer base in the mid-market manufacturing market is unparalleled.

•	Infor can now deliver a broader set of solutions to discrete manufacturers worldwide including make-to-order, make-to-stock, assemble-to-order, engineer-to-order, and repetitive.

What are the key messages for customers?

Key messages for our customers are:

•	Stability, long-term investment and growth: The combined company is a profitable, well-funded company with customers implemented in 70 countries. We believe that Infor’s

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financial backing, extensive resources, and ability to meet the needs of global manufacturers and distributors will be beneficial to our customers and their long-term growth.

•	Commitment to manufacturing and distribution: Infor is exclusively focused on meeting the needs of manufacturers and distributors, and continually works to provide solutions that address the challenges that are unique to their specific industries.

•	Access to global resources: The manufacturing and distribution industries are becoming increasingly global in nature, with businesses of all sizes expanding internationally. Infor has the products, experience, and resources to support our customers’ operations anywhere in the world.

Infor will continue to support the current product lines of MAPICS and will leverage synergies between our solutions wherever possible to enhance the benefits provided to existing and new customers. Infor understands the critical role that MAPICS plays in running our customers’ business, and assures customers that in all cases, Infor will work to protect and enhance the value of customers’ investments in MAPICS’ products and technology.

What are the key messages for affiliates?

Key messages for our sales and service affiliates around the world are:

•	This acquisition demonstrates Infor’s commitment to supplementing their direct sales effort with a well-established, indirect sales channel like MAPICS’ affiliate network.

•	Infor’s executive team has extensive experience managing a multi-channel environment including direct and indirect sales and implementation resources.

•	This acquisition will provide many opportunities for the continued growth of MAPICS’ affiliates’ business.

•	Infor values the partnerships that MAPICS has established and understands their importance.

What are the key messages for technology partners

Key messages for our technology partners, which include our strategic, certified, and solution partners, are:

•	This acquisition will provide many opportunities for MAPICS’ technology partners with our combined company.

•	Infor values the partnerships that MAPICS has established and understands their importance.

•	The Infor technology direction is very similar to MAPICS’.

Corporate

What will the company name be?

The company will be called Infor Global Solutions. The MAPICS company name will not carry forward post acquisition. Product naming decisions will be determined over the next 90-120 days.

Tell me about Infor:

Infor focuses exclusively on delivering ERP and Supply Chain solutions that are designed specifically for the manufacturing and distribution industries. Infor’s solutions address the essential challenges their customers face in areas such as supply chain planning, relationship management, demand management, ERP, warehouse management, marketing-driven distribution, and business intelligence. For additional information, visit www.infor.com .

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Infor Announces Intent to Acquire MAPICS

•	Headquartered: Alpharetta, Georgia, USA

•	Employees: approx. 1,800

•	Annual revenues: almost $400M

•	Products: ERP and Supply Chain Management

•	Target market: manufacturing and distribution

•	Customers: 13,000 customers in 40 countries

•	Sales model: combination of direct and indirect sales worldwide

•	NASDAQ/NM: private company

•	Website: www.infor.com

Tell me about MAPICS:

MAPICS is a leading global solutions provider focused exclusively on manufacturing. Building on more than 25 years of industry experience and proven success, MAPICS helps manufacturers be world class by gaining market share, operating at peak efficiency and exceeding customer expectations. MAPICS’ solutions include software-extended ERP, CRM and supply chain management, and professional services. These solutions are implemented on the two industry-leading technology platforms – Microsoft and IBM. MAPICS is a publicly traded company listed on the NASDAQ Stock Market.

•	Headquartered: Alpharetta, Georgia, USA

•	Employees: approx. 600

•	Annual revenues: $173M (FY ‘04 ended September 30, 2004)

•	Products: ERP, supply chain management, collaborative commerce, CRM, etc.

•	Target market: discrete and batch process manufacturers; key verticals: heavy duty transport/specialty vehicles, industrial equipment, fabricated metals, measuring and controlling devices, electronics, medical devices, furniture and fixtures, and automotive.

•	Customers: over 4,500 customers represented at 10,000 customer sites in 70 countries

•	Sales model: combination of direct and indirect sales worldwide

•	NASDAQ/NM: MAPX

•	Website: www.mapics.com

Where is Infor’s corporate headquarters?

The corporate headquarters is currently in Alpharetta, Georgia, at 11720 Amber Park Drive.

How will MAPICS be integrated into the Infor operation?

Once the transaction is completed, MAPICS will be integrated into Infor’s existing Discrete Manufacturing Group. Jim Schaper, Chairman and CEO of Infor, will have ultimate responsibility for the newly combined company.

Solutions

What will happen with MAPICS and Infor product lines and solutions?

Business as usual. All products will continue to be supported for the foreseeable future. As a result of the acquisition, there will be opportunities to take advantage of synergies between our product lines, and Infor will develop a plan for on-going and long-term investments in product development. In the interim, both MAPICS and Infor will remain focused on completing current projects and servicing our collective customers at the high standards we have both always held.

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Infor Announces Intent to Acquire MAPICS

Customers

What is the primary benefit to both companies’ customers of the proposed combination?

We expect customers will benefit from a larger global company with strong financial backing that is dedicated exclusively to developing enterprise solutions for manufacturers and distributors.

The primary benefit to customers is the combined company’s unparalleled industry knowledge and experience in developing and delivering software and services solutions that are specifically designed for the manufacturing and distribution industries. These solutions enable our customers to improve efficiencies and respond better and faster to their market demands for quality products and services.

This transaction protects our customers’ investments in their current systems, as these products will be enhanced and supported by a larger, stronger combined company. Additionally they will have access to a complementary combined suite of new products.

Customers will benefit from global sales, support and implementation capabilities from a single vendor.

What will be the customer support strategy going forward?

There is no change. Current customer support agreements remain in effect and both companies are committed to ensuring there is no disruption in customer service.

Will MAPICS’ MPower User Conference still be held in May 2005?

Yes. This important customer event is scheduled for May 22-25, 2005 at the Wyndham Palace Resort in Orlando and will be held as planned. Every employee should continue to promote this important forum to our customers. At this conference customers will meet the Infor executive team, see the combined 36-month product roadmap and learn more about Infor’s long-term strategic plan.

Sales

Do Infor and MAPICS compete with each other?

We rarely compete. The two companies offer similar solutions, but they serve different segments of the manufacturing and distribution markets.

Will MAPICS and Infor market individually as far as PR, websites, brochures, etc until the acquisition is complete?

Business as usual until the transaction is complete. In the short term, there will be no change in marketing activities from either company. The Transition Team will be working on the combined marketing strategy and the details of deploying that strategy (i.e. collateral, Web sites, media, analysts, etc.).

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Infor Announces Intent to Acquire MAPICS

How will this event affect MAPICS Affiliates & Partners?

Business as usual until the transaction is complete. During the transition period, our partner programs remain in place. The details of partner regions and territories along with other program characteristics will be reviewed by the Transition Team.

Infor understands the value of an indirect channel and is committed to the long-term growth and development of MAPICS’ affiliates. Although it appears the companies compete in the market, there is actually very little overlap in the customers we target. In most cases, MAPICS’ channel is complementary to Infor’s existing direct and indirect channel.

On a longer term basis we believe the affiliate channel from both companies will benefit from a broader, deeper product offering, additional global distribution and scale which will provide our affiliates with more sales leads and new customers.

Human Resources

Will Infor reduce the headcount of MAPICS or Infor?

As with any acquisition, there will be redundancies in the combined organization. Everyone will need to remain flexible and focused on the business at hand. The management teams of both organizations will be working through an integration plan over the next few months. Our plan will be communicated as quickly as possible after the acquisition closes.

How can I help?

You can help by continuing to do your job to the best of your ability. If you are caring for customers, keep caring. Whether you are selling, developing, or administrating, your performance matters to our success.

The success of the company depends on every employee’s efforts being directed toward achieving the objectives of each company during the period between announcement and closure.

If you are asked to work with the Transition Team, please provide your best efforts.

How can I learn more?

Details can be found in the press release and other public filings made by the companies.

Please contact your immediate manager with any questions you may have. MAPICS employees should also frequently review information posted on MAPICS Insight. To learn more about Infor visit www.Infor.com/inforoverview

Will there be relocations for MAPICS employees?

The Transition Team will be working on the integration plan and this type of information will be communicated as quickly as possible after the acquisition closes.

Will there be any changes to the locations of MAPICS or Infor?

Infor’s current plan is to move their corporate headquarters in Alpharetta to MAPICS’ corporate headquarters. We expect all offices will remain in their current cities.

How might this event affect me? (Career, current job, opportunities)

We clearly understand that change or the potential for change creates uncertainty. However, Infor has completed 11 acquisitions over the past 2 1/2 years and has found that many of their employees enjoyed enhanced career opportunities, an environment of high revenue and profit growth, and a technology focus that embraces innovation.

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Over the past 12 months Infor has grown from approximately 600 employees to over 1,800, creating opportunities for those committed to customer satisfaction and growth coupled with an overall culture of company and personal performance.

How does this event affect my ability to exercise my stock options?

Under the terms of the agreement, all MAPICS options will vest on the day the acquisition closes. A cash payment will be made to each employee, if and to the extent that the per share purchase price exceeds the option exercise price for that employee’s options.

How does this affect my ability to buy shares of stock between now and announcement of acquisition completion?

Normal SEC regulations and MAPICS Quiet Period rules apply.

Will my manager change?

The Transition Team will be working on the integration plan and will determine the new organizational structure.

Will my benefits change?

There are many Human Resources-related questions that will not be answered until we are closer to the closing. The Transition Team is working diligently to address all areas and as soon as answers are available and can be communicated, you will be notified. Where some information or direction is known, comments have been noted.

•	Payroll periods (15th / 30th): currently both companies pay on the same periods

•	Vacation / sick / float time: currently both companies offer vacation plans and Infor plans on calculating accrued vacation based on date of hire with MAPICS. Infor provides 9 holidays for North America employees and manages time off much the same as MAPICS

•	Email: currently each company has their own email system (MAPICS uses Microsoft Outlook and Infor uses Lotus, but has plans to deploy Microsoft Outlook).

•	Benefits programs: currently both companies are self-insured and plans are similar. MAPICS’ current Benefit Plan will be evaluated and a determination made about the go forward offering.

•	Policies (sexual harassment, dress code, etc.): Both companies comply with government standards and regulations and so a majority of the policies are similar. For example, dress code at both companies is business casual.

•	Individual compensation plans, bonus programs, salary administration, etc. will be evaluated by the HR Transition Team. There will be no salary increases between the time of the agreement and closing.

•	401(k): currently both companies offer 401(k) programs. MAPICS’ Vanguard Plan will be terminated concurrent with the closure of the transaction and immediately vest for distribution or rollover into a qualified plan.

•	Life insurance: Infor currently provides for employees up to 1 times annual salary up to a maximum of $300K.

•	Long term disability: Infor currently provides LTD coverage at 60% of basic annual earnings to a maximum income of $10K with a 90-day elimination period

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•	Supplemental life insurance: Infor employees can enroll for payroll deduction for coverage for themselves in increments of up to 5 times salary or $500K and if you purchase voluntary insurance on yourself, then you can purchase for your spouse and child(ren).

•	Tuition reimbursement: $2000 maximum per year per employee

•	Localized programs (gym, additional discounts, etc....): no special programs provided

What will happen to my contributions to the Employee Stock Purchase Plan?

All contributions made to the ESPP which have not been used to purchase MAPICS common shares prior to the acquisition will be refunded to the participating employees. In addition, each participating employee will be entitled to a cash payment as if such contributions had been used to purchase MAPICS common shares in accordance with the ESPP in an amount equal to the difference between $12.75 per share and the purchase price of such common shares under the ESPP (that is, 85% of the fair market value of the common shares as of January 3, 2005, which is $8.84).

What do we tell our customers and the press?

A press release has been issued announcing the agreement to the public. Infor and MAPICS’ customers, affiliates and partners will also receive a letter announcing the agreement.

Because MAPICS is a publicly traded company, it is subject to rules regarding communications established by the Securities and Exchange Commission. Please ensure that you do not discuss MAPICS or this transaction externally, whether in verbal or written communications, unless you are required to do so by management as part of finalizing the transaction. Should you receive any external calls requesting comment, whether from the media or others, please ensure that you forward these calls to Sandy Hofmann at 678-319-8976 or sandy.hofmann@mapics.com. Even if you are trying to be helpful and think that the request is small, answering it is inappropriate.

Who do I contact with questions?

If you have questions, then first review the most current postings on http://insight.mapics.com and visit www.infor.com/inforoverview.com. Your question may be answered there. If not, then you should go to your manager with any questions you have. MAPICS employees may send an email to sandy.hofmann@mapics.com.

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